UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 17, 2012

INDEPENDENT BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 West Main Street	48846
Ionia, Michigan	(Zip Code)
(Address of principal executive office)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2012, the Board of Directors (the "Board") of Independent Bank Corporation (the "Company") authorized the appointment of William (Brad) Kessel to Chief Executive Officer of the Company and its wholly-owned subsidiary, Independent Bank (the "Bank"), effective as of January 1, 2013.  The Board also appointed Mr. Kessel to the Board of Directors of the Company and the Bank, effective as of the same date.

These actions are consistent with the senior management succession plan adopted by the Board in February of 2011.  Under that plan, Mr. Kessel was appointed to serve as the Company's President, effective as of April 1, 2011.  As of January 1, 2013, he will serve as Chief Executive Officer and President of the Company and the Bank.  Mr. Magee, the Company's current CEO, will continue to serve as a director of the Company and the Bank, and, as previously announced, will serve as Executive Chairman of both Boards, effective as of January 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

/s/ Robert N. Shuster
Date: December 18, 2012	By:	Robert N. Shuster
	Its:	Executive Vice President and
Chief Financial Officer